EXHIBIT 99.1


ACACIA
RESEARCH
CORPORATION


                                                           CONTACTS: Rob Stewart
                                                              Investor Relations
FOR RELEASE                                                   Tel (949) 480-8300
-----------                                                   Fax (949) 480-8301
April 21, 2004


                  ACACIA RESEARCH REPORTS FIRST QUARTER RESULTS


         Newport Beach, Calif. - (BUSINESS WIRE) - April 21, 2004 - Acacia Research Corporation (Nasdaq: ACTG; CBMX) today reported results for the three months ended March 31, 2004. Acacia Research Corporation comprises two operating groups, the CombiMatrix group and the Acacia Technologies group.

         "The CombiMatrix group reported revenues of $17,616,000 in the first quarter, including the recognition of $17,302,000 in deferred contract revenues from the completion of its research and development agreement in its strategic alliance with Roche. The CombiMatrix group's first quarter revenues also included $217,000 in contract revenue related to its development of biowarfare detection technology under a $5.9 million contract that was awarded by the Department of Defense in March 2004 and $97,000 in product sales and other contract service revenues," stated CombiMatrix CEO and President, Dr. Amit Kumar.

         "During the first quarter of 2004, the CombiMatrix group announced a number of significant accomplishments. We launched our CustomArray(TM) product for DNA Expression Analysis in March and initiated a collaboration with Cyrano Sciences for the development of nanotechnology based chemical sensors. We also initiated a collaboration with Washington University in St. Louis for nanoscale synthesis of chemical libraries, which is being funded by the National Science Foundation. The CombiMatrix group also developed the first commercially available microarray for "bird flu" influenza A virus and initiated research collaborations with St. Jude Children's Research Hospital and Oklahoma State University on "bird flu" influenza A virus. Finally, we also initiated a collaboration with Case Western Reserve University on developing a novel diagnostic for Alzheimer's disease using our CustomArray(TM) platform and expanded our RNAi collaboration for HIV with the Retrovirology Laboratory irsiCAIXA to include hepatitis C," concluded Dr. Kumar.

         "The Acacia Technologies group reported revenues of $599,000 in the first quarter of 2004 as we continued to roll out our Digital Media Transmission technology licensing program. To date we have entered into 120 DMT technology licensing agreements, including agreements with CinemaNow, Disney, General Dynamics Interactive, Grupo Pegaso, LodgeNet, NXTV, Oral Roberts University, T. Rowe Price, 24/7 University and Virgin Radio," commented Chairman and CEO, Paul Ryan.


ACACIA RESEARCH CORPORATION CONSOLIDATED

FINANCIAL RESULTS

         Consolidated revenues for the first quarter of 2004 were $18,215,000 versus $222,000 in the comparable 2003 period. First quarter 2004 revenues were comprised of $17,302,000 in Roche Diagnostics, GmbH ("Roche") related deferred contract revenues, $217,000 in contract revenue related to the development of biowarfare detection technology under a $5.9 million Department of Defense contract awarded in March 2004 and $97,000 in product sales and other contract service revenues, all of which were recognized by the CombiMatrix group and Digital Media Transmission ("DMT") license fee revenues totaling $599,000 recognized by the Acacia Technologies group.

         In March 2004, the CombiMatrix group completed all phases of its research and development agreement with Roche. As a result of completing all of its obligations under this agreement and in accordance with the CombiMatrix group's revenue recognition policies for multiple-element arrangements, the CombiMatrix group recognized all previously deferred Roche related contract revenues totaling $17,302,000 during the first quarter of 2004.

         First quarter 2004 consolidated net income was $10,903,000 versus a consolidated net loss of $6,667,000 in the comparable 2003 period. Included in the first quarter 2004 consolidated net income are non-cash charges totaling $2,371,000, comprised of non-cash stock compensation amortization charges of $403,000, non-cash patent amortization charges of $399,000, depreciation charges of $312,000 and $1,257,000 in current period non-cash charges related to AR-CombiMatrix common stock issuable in connection with certain anti-dilution provisions of the September 2002 settlement agreement with Nanogen, Inc. Non-cash stock compensation amortization charges, non-cash patent amortization charges and depreciation charges totaled $140,000, $400,000 and $367,000, respectively, in the comparable 2003 period. The Company estimates that there will be sufficient losses from operations in the current year to offset any taxable income related to the Roche deferred revenues recognized resulting in no significant tax liability or expense in the current period.

         Consolidated research and development expenses, comprised solely of costs incurred by the CombiMatrix group, decreased to $1,588,000 in the first quarter of 2004 from $2,335,000 in the comparable 2003 period, primarily due to the CombiMatrix group's completion of several Roche related research and development projects during the third and fourth quarters of 2003, and final completion of the research and development agreement with Roche in the first quarter of 2004.

FINANCIAL CONDITION

         Total consolidated assets were $90,173,000 as of March 31, 2004 compared to $90,040,000 as of December 31, 2003. Cash and cash equivalents and short-term investments on a consolidated basis totaled $50,944,000 as of March 31, 2004 compared to $50,500,000 as of December 31, 2003.

         Subsequent to March 31, 2004, Acacia Research Corporation raised net proceeds of approximately $13,600,000 through the sale of Acacia Research - CombiMatrix common stock in a registered direct offering. The proceeds from this offering were allocated to the CombiMatrix group.


COMBIMATRIX GROUP
(A DIVISION OF ACACIA RESEARCH CORPORATION)

FINANCIAL RESULTS

         Revenues for the first quarter of 2004 were $17,616,000 versus $216,000 in the comparable 2003 period. First quarter 2004 revenues were comprised of $17,302,000 in Roche related deferred contract revenues, $217,000 in contract revenue related to the development of biowarfare detection technology under a $5.9 million Department of Defense contract awarded to the CombiMatrix group in March 2004 and $97,000 in product sales and other contract service revenues.

         In March 2004, the CombiMatrix group completed all phases of its research and development agreement with Roche. As a result of completing all of its obligations under this agreement and in accordance with the CombiMatrix group's revenue recognition policies for multiple-element arrangements, the CombiMatrix group recognized all previously deferred Roche related contract revenues totaling $17,302,000 during the first quarter of 2004.

         First quarter 2004 division net income was $11,892,000 versus a division net loss of $5,173,000 in the comparable 2003 period. Included in the first quarter 2004 division net income are non-cash charges totaling $2,236,000, comprised of non-cash stock compensation amortization charges of $403,000, non-cash patent amortization charges of $274,000, depreciation charges of $302,000 and $1,257,000 in current period non-cash charges related to AR-CombiMatrix common stock issuable in connection with certain anti-dilution provisions of the September 2002 settlement agreement with Nanogen, Inc. Non-cash stock compensation amortization charges, non-cash amortization of patents and depreciation charges totaled $140,000, $274,000 and $332,000, respectively, in the comparable 2003 period. The CombiMatrix group estimates that there will be sufficient losses from operations in the current year to offset any taxable income related to the Roche deferred revenues recognized resulting in no significant tax liability or expense in the current period.

         Research and development costs incurred by the CombiMatrix group decreased to $1,588,000 in the first quarter of 2004 from $2,335,000 in the comparable 2003 period, primarily due to the CombiMatrix group's completion of several Roche related research and development projects during the third and fourth quarters of 2003, and final completion of the research and development agreement with Roche in the first quarter of 2004.

FINANCIAL CONDITION

         Total assets for the CombiMatrix group were $50,908,000 as of March 31, 2004 compared to $50,161,000 as of December 31, 2003. Cash and cash equivalents and short-term investments totaled $18,415,000 as of March 31, 2004 compared to $17,299,000 as of December 31, 2003.

         Subsequent to March 31, 2004, Acacia Research Corporation raised net proceeds of approximately $13,600,000 through the sale of Acacia Research - CombiMatrix common stock in a registered direct offering. The proceeds from this offering were allocated to the CombiMatrix group.


ACACIA TECHNOLOGIES GROUP
(A DIVISION OF ACACIA RESEARCH CORPORATION)

FINANCIAL RESULTS

         DMT license fee revenues for the first quarter of 2004 were $599,000 versus $6,000 in the comparable 2003 period. Since November 2002, the Acacia Technologies group has entered into 120 license agreements for its DMT technology. All of the Acacia Technologies group's material DMT license agreements provide for recurring license fee payments to be made by the respective licensees over the term of the licenses.

         The first quarter 2004 division net loss was $989,000 versus $1,494,000 in the comparable 2003 period. Included in the first quarter 2004 division net loss are non-cash patent amortization and depreciation charges totaling $136,000 versus $161,000 in the comparable 2003 period.

         Marketing, general and administrative expenses in the first quarter of 2004 decreased to $1,006,000 from $1,323,000 in the comparable 2003 period, due primarily to a decrease in corporate legal expenses and a general reduction in personnel related overhead expenses. Patent related legal expenses in the first quarter of 2004 increased to $602,000 from $262,000 in the comparable 2003 period and include increased costs related to Acacia Technologies group's ongoing DMT patent commercialization and enforcement efforts, including increased legal and engineering costs related to new patent claims and the identification of additional potential licensees of our DMT technology.

FINANCIAL CONDITION

         Total assets for the Acacia Technologies group were $39,477,000 as of March 31, 2004 compared to $39,978,000 as of December 31, 2003. Cash and cash equivalents and short-term investments totaled $32,529,000 as of March 31, 2004 compared to $33,201,000 as of December 31, 2003.

BUSINESS HIGHLIGHTS
-------------------

Business highlights of the first quarter include:

         COMBIMATRIX GROUP:

         o In January 2004, the CombiMatrix group made the first commercially available microarray designed for the H5N1 influenza A virus ("bird flu"). The World Health Organization appealed on January 27, 2004 for technical assistance and expert advice to help stop the threat to humans and agriculture posed by bird flu virus. The CombiMatrix group utilized its proprietary probe-design software and ability to rapidly synthesize novel DNA microarrays to respond within two days.

         o In March 2004, the CombiMatrix group announced the launch of its CustomArray(TM) DNA Microarray platform, offering researchers the ability to order fully customizable arrays on demand.

         o In March 2004, the CombiMatrix group executed a two-year, $5.9 million contract with the Department of Defense to further the development of the CombiMatrix group's microarray technology for the detection of biological threat agents.

         o On March 12, 2004, Acacia Research Corporation's Acacia Research - CombiMatrix common stock began trading on the NASDAQ National Market system. The stock had previously traded on the NASDAQ Small Cap Market.

         o During the first quarter of 2004, the CombiMatrix group entered into the following collaborations:

                  Nanotechnology
                  --------------

                  - a collaboration, funded by the National Science Foundation, with Washington University in St. Louis to develop a system for the synthesis of libraries of diverse, non-nucleic acid molecules. These libraries will be synthesized using CombiMatrix's semiconductor based microarrays and electrochemical synthetic methods. CombiMatrix NanoArrays(TM) will be used for the diverse chemical synthesis.
                  - a collaboration with Cyrano Sciences on the development of chemical sensors which merge CombiMatrix's microarray technology with Cyrano's electronic nose technology.

                  Express Track(sm)
                  -----------------

                  - an expanded collaboration with Professor Bonaventura Clotet, M.D., Ph.D., of the Retrovirology Laboratory irsiCaixa, to conduct the initial efficacy screening of pooled siRNA compounds against the hepatitis C virus.

                  Diagnostics
                  -----------

                  - a collaboration with Dr. Ulrich Melcher, Department of Biochemistry and Molecular Biology and Dr. Alexander C. Lai, Department of Microbiology and Molecular Genetics, from Oklahoma State University, to utilize CombiMatrix's `Bird Flu' CustomArray(TM) devices to characterize Bird flu viruses at the genomic level.
                  - a collaboration with St. Jude Children's Research Hospital to study the genetic variation in the H9 variant of Bird Flu.
                  - a collaboration with Case Western Reserve University for work in developing a novel diagnostic for Alzheimer's disease using the
                           CustomArray(TM)platform.

         ACACIA TECHNOLOGIES GROUP:

         o To date the Acacia Technologies group has entered into 120 DMT technology licensing agreements, including agreements with CinemaNow, Inc., Disney Enterprises, Inc., General Dynamics Interactive Corporation, Grupo Pegaso, LodgeNet Entertainment Corporation, NXTV, Inc., Oral Roberts University, T. Rowe Price, 24/7 University, Inc. and Virgin Radio.

         o In January 2004, the Acacia Technologies group was issued an additional European patent covering 14 countries for its DMT technology. The new patent provides additional coverage in Great Britain, Germany, France, Italy, Spain, Switzerland, Sweden, Denmark, Belgium, Netherlands, Monaco, Luxembourg and Greece.

         A conference call is scheduled for today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern). Paul R. Ryan, Chairman and CEO of Acacia Research, Robert "Chip" Harris, President, and Amit Kumar, Ph.D., CEO of CombiMatrix Corporation will host the call.

         The CombiMatrix Group presentation and Q&A will precede the Acacia Technologies Group presentation and Q&A session.

         To listen to the presentation by phone, dial (800) 915-4836 for domestic callers and (973) 317-5319 for international callers. A replay of the audio presentation will be available for 30 days at (800) 428-6051 for domestic callers and (973) 709-2089 for international callers, both of whom will need to enter the code 350337 when prompted.

         The call is being webcast by CCBN and can be accessed at Acacia Research Corporation's website at www.acaciaresearch.com.


ABOUT ACACIA RESEARCH CORPORATION

Acacia Research Corporation comprises two operating groups, Acacia Technologies group and CombiMatrix group.

The Acacia Technologies Group develops, acquires, and licenses patented technologies. Acacia's DMT technology, which is supported by 5 U.S. and 31 foreign patents, relates to audio and audio/video transmission and receiving systems commonly known as audio-on-demand, video-on-demand, and audio/video streaming, and is used for distributing digital content via several means including Internet, cable, satellite and wireless systems.

The CombiMatrix group is developing a platform technology to rapidly produce customizable active biochips, which are semiconductor-based tools for use in identifying and determining the roles of genes, gene mutations and proteins. CombiMatrix's technology has a wide range of applications including DNA synthesis/diagnostics, drug discovery, and immunochemical detection. CombiMatrix's Express Track(sm) drug discovery program is a systems biology approach, using its technology, to target common viral diseases with siRNA compounds.

Acacia Research-Acacia Technologies (Nasdaq: ACTG) and Acacia
Research-CombiMatrix (Nasdaq:CBMX) are both classes of common stock issued by Acacia Research Corporation and are intended to reflect the performance of the respective operating groups and are not issued by the operating groups.

Information about the Acacia Technologies group and the CombiMatrix group is available at www.acaciaresearch.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED UPON OUR CURRENT EXPECTATIONS AND SPEAK ONLY AS OF THE DATE HEREOF. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS AND UNCERTAINTIES, INCLUDING THE RECENT ECONOMIC SLOWDOWN AFFECTING TECHNOLOGY COMPANIES, OUR ABILITY TO SUCCESSFULLY DEVELOP PRODUCTS, RAPID TECHNOLOGICAL CHANGE IN OUR MARKETS, CHANGES IN DEMAND FOR OUR FUTURE PRODUCTS, LEGISLATIVE, REGULATORY AND COMPETITIVE DEVELOPMENTS AND GENERAL ECONOMIC CONDITIONS. OUR ANNUAL REPORT ON FORM 10-K, RECENT AND FORTHCOMING QUARTERLY REPORTS ON FORM 10-Q, RECENT CURRENT REPORTS ON FORMS 8-K AND 8-K/A, AND OTHER SEC FILINGS DISCUSS SOME OF THE IMPORTANT RISK FACTORS THAT MAY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION. WE UNDERTAKE NO OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS FOR ANY REASON.

                           ACACIA RESEARCH CORPORATION
                          SUMMARY FINANCIAL INFORMATION
             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE INFORMATION)
                                   (UNAUDITED)

CONSOLIDATED BALANCE SHEET INFORMATION

                                         MARCH 31,        DECEMBER 31,
                                           2004              2003
                                           ----              ----

Total Assets                           $  90,173         $  90,040
                                       ==========        ==========
Total Liabilities                      $  12,811         $  28,513
                                       ==========        ==========
Minority Interests                     $   1,127         $   1,127
                                       ==========        ==========
Total Stockholders' Equity             $  76,235         $  60,400
                                       ==========        ==========

CONSOLIDATED STATEMENTS OF OPERATIONS
                                                                                    FOR THE THREE MONTHS ENDED
                                                                                 -------------------------------
                                                                                   MARCH 31,          MARCH 31,
                                                                                    2004               2003
                                                                                 -------------     -------------
Revenues:
      Research and development contract ....................................     $     17,302      $         --
      License fees .........................................................              599                 6
      Government contract ..................................................              217                --
      Service contracts ....................................................               81                 7
      Products .............................................................               16               209
                                                                                 -------------     -------------

        Total revenues .....................................................           18,215               222
                                                                                 -------------     -------------

Operating expenses:
      Cost of sales ........................................................                4                77
      Research and development expenses ....................................            1,588             2,335
      Non-cash stock compensation amortization - research and development ..               69                 2
      Marketing, general and administrative expenses .......................            3,886             4,255
      Non-cash stock compensation amortization - marketing,
        general and administrative .........................................              334               138
      Amortization of patents ..............................................              399               400
      Legal settlement charges .............................................            1,257                --
                                                                                 -------------     -------------

        Total operating expenses ...........................................            7,537             7,207
                                                                                 -------------     -------------

        Operating income (loss) ............................................           10,678            (6,985)
                                                                                 -------------     -------------

Other income (expenses) ....................................................              158               252
                                                                                 -------------     -------------

Income (loss) from operations before income taxes and minority interests ...           10,836            (6,733)

Benefit for income taxes ...................................................               67                60
                                                                                 -------------     -------------

Income (loss) from operations before minority interests ....................           10,903            (6,673)

Minority interests .........................................................               --                 6
                                                                                 -------------     -------------

Net income (loss) ..........................................................     $     10,903      $     (6,667)
                                                                                 =============     =============

Earnings (loss) per common share:
Attributable to the Acacia Technologies group:
   Net income (loss) .......................................................     $       (989)     $     (1,494)
   Basic and diluted loss per share ........................................            (0.05)            (0.08)

Attributable to the CombiMatrix group:
Basic
   Net income (loss) .......................................................     $     11,892      $     (5,173)
   Basic net income (loss) per share .......................................             0.44             (0.23)
Diluted
   Net income (loss) .......................................................     $     11,892      $     (5,173)
   Diluted net income (loss) per share .....................................             0.41             (0.23)

Weighted average shares:
   Acacia Research - Acacia Technologies stock:
      Basic and diluted ....................................................       19,752,335        19,640,808
                                                                                 =============     =============
   Acacia Research - CombiMatrix stock:
      Basic ................................................................       27,274,627        22,983,278
                                                                                 =============     =============
      Diluted ..............................................................       29,233,817        22,983,278
                                                                                 =============     =============

                                COMBIMATRIX GROUP
                   (A DIVISION OF ACACIA RESEARCH CORPORATION)
                          SUMMARY FINANCIAL INFORMATION
                                 (IN THOUSANDS)
                                   (UNAUDITED)

GROUP BALANCE SHEET INFORMATION

                                         MARCH 31,        DECEMBER 31,
                                           2004              2003
                                           ----              ----

Total Assets                           $  50,908         $  50,161
                                       ==========        ==========
Total Liabilities                      $   8,278         $  24,424
                                       ==========        ==========
Minority Interests                     $      --         $      --
                                       ==========        ==========
Total Stockholders' Equity             $  42,630         $  25,737
                                       ==========        ==========

GROUP STATEMENTS OF OPERATIONS

                                                                         FOR THE THREE MONTHS ENDED
                                                                        ----------------------------
                                                                          MARCH 31,       MARCH 31,
                                                                            2004            2003
                                                                        ------------    ------------
Revenues:
   Research and development contract ..............................     $    17,302     $        --
   Government contract ............................................             217              --
   Service contracts ..............................................              81               7
   Products .......................................................              16             209
                                                                        ------------    ------------

      Total revenues ..............................................          17,616             216
                                                                        ------------    ------------

Operating expenses:
   Cost of sales ..................................................               4              77
   Research and development expenses ..............................           1,588           2,335
   Non-cash compensation amortization - research and development ..              69               2
   Marketing, general and administrative expenses .................           2,278           2,670
   Non-cash compensation amortization - marketing, general
     and administrative ...........................................             334             138
   Amortization of patents ........................................             274             274
   Legal settlement charges .......................................           1,257              --
                                                                        ------------    ------------

      Total operating expenses ....................................           5,804           5,496
                                                                        ------------    ------------

      Operating income (loss) .....................................          11,812          (5,280)
                                                                        ------------    ------------


Other income ......................................................              46              67
                                                                        ------------    ------------

Income (loss) from operations before income taxes
  and minority interests ..........................................          11,858          (5,213)

Benefit for income taxes ..........................................              34              34
                                                                        ------------    ------------

Income (loss) from operations before minority interests ...........          11,892          (5,179)

Minority interests ................................................              --               6
                                                                        ------------    ------------

Division net income (loss) ........................................     $    11,892     $    (5,173)
                                                                        ============    ============

                            ACACIA TECHNOLOGIES GROUP
                   (A DIVISION OF ACACIA RESEARCH CORPORATION)
                          SUMMARY FINANCIAL INFORMATION
                                 (IN THOUSANDS)
                                   (UNAUDITED)

GROUP BALANCE SHEET INFORMATION

                                        MARCH 31,        DECEMBER 31,
                                          2004              2003
                                          ----              ----

Total Assets                           $  39,477         $  39,978
                                       ==========        ==========
Total Liabilities                      $   4,745         $   4,188
                                       ==========        ==========
Minority Interests                     $   1,127         $   1,127
                                       ==========        ==========
Total Stockholders' Equity             $  33,605         $  34,663
                                       ==========        ==========

GROUP STATEMENTS OF OPERATIONS

                                                            FOR THE THREE MONTHS ENDED
                                                         ---------------------------------
                                                            MARCH 31,          MARCH 31,
                                                              2004               2003
                                                         --------------     --------------
Revenues:
   License fees ....................................     $         599      $           6
                                                         --------------     --------------
      Total revenues ...............................               599                  6
                                                         --------------     --------------

Operating expenses:
   Marketing, general and administrative expenses ..             1,006              1,323
   Legal expenses - patents ........................               602                262
   Amortization of patents .........................               125                126
                                                         --------------     --------------

      Total operating expenses .....................             1,733              1,711
                                                         --------------     --------------

      Operating income (loss) ......................            (1,134)            (1,705)
                                                         --------------     --------------


Other income (expenses) ............................               112                185
                                                         --------------     --------------

Income (loss) from operations before
  income taxes .....................................            (1,022)            (1,520)

Benefit for income taxes ...........................                33                 26
                                                         --------------     --------------

Division net income (loss) .........................     $        (989)     $      (1,494)
                                                         ==============     ==============